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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------


         Date of Report (Date of earliest event reported): May 13, 2004

                             TENNECO AUTOMOTIVE INC.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                           1-12387                          76-0515284
  (State or other jurisdiction        (Commission File Number)        (I.R.S. Employer of Incorporation
of incorporation or organization)                                           Identification No.)




      500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS               60045
        (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         In connection with its Offer to Purchase and Consent Solicitation Statement dated April 30, 2004, on May 13, 2004, Tenneco Automotive Inc. announced that it had received the requisite consents from the holders of its $500,000,000 aggregate principal amount of 11-5/8% Senior Subordinated Notes due 2009 to adopt proposed amendments to the indenture governing the notes and that a supplemental indenture adopting the proposed amendments had been executed.

         On May 13, 2004, the Company also announced that on May 17, 2004 it will begin the road show for its public offering of approximately $150 million, or approximately 11.9 million shares, of its common stock.

         The announcements were contained in two press releases, copies of which are filed under Item 7 as Exhibit 99.1 and Exhibit 99.2 and incorporated herein.

         On May 12, 2004, the Company amended its senior credit facility with the consent of its senior lenders. A copy of the Amendment is filed under Item 7 as Exhibit 99.3 and incorporated herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.        Description
-----------        -----------
99.1               Press release issued May 13, 2004.

99.2               Press release issued May 13, 2004.

99.3 First Amendment, dated as of April 30, 2004, to the Amended and Restated Credit Agreement, among the registrant, the lenders party thereto, JPMorgan Chase Bank, as administrative agent, and the other agents named therein.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TENNECO AUTOMOTIVE INC.


Date: May 14, 2004                         By:  /s/ Kenneth R. Trammell
                                                --------------------------------
                                                Kenneth R. Trammell
                                                Senior Vice President and Chief
                                                Financial Officer